UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A*
(*Amendment No. 4)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT TO 1934

June 3, 2004
(Date of earliest event reported)

ENVIRONMENTAL MONITORING AND TESTING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-18296	62-1265486
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 East Flamingo Road, Suite 688, Las Vegas, Nevada	89119
(Address of principal executive office)	(Zip Code)

(702) 376-3373
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ٱ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ٱ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ٱ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ٱ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01   Changes in Registrant’s Certifying Accountant.

Effective June 3, 2004, the Registrant notified Margolies, Fink and Wichrowski ("MF and W"), the independent accounting firm previously engaged as the principal accountant to audit the registrant's financial statements, of its dismissal.  MF and W had provided a report on the registrant's financial statements for the fiscal years ended September 30, 2003 and 2002.  MF and W's reports did not contain any adverse opinion or disclaimer of opinion and was not otherwise qualified or modified as to uncertainty, audit scope or accounting principles for the past two years.

The decision to change accountants was approved by the Board of Directors of the registrant. During the period preceding such dismissal there were no disagreements with MF and W on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MF and W, would have caused it to make reference to the subject matter of the disagreements in connection with this report.

The Company provided MF and W with a copy of this Item and requested that MF and W furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements by the Company in this Item and, if not, stating the respects in which it does not agree. A letter from MF to such effect is attached hereto.

Effective June 3, 2004, the registrant engaged Bagell Josephs & Company, LLC ('BJC") as the principal accountant to audit the registrant's financial statements. During the registrant's two most recent fiscal years, and any subsequent interim period prior to engaging BJC, neither the registrant nor anyone on its behalf consulted BJC regarding either: (i) the application of accounting principles to a specified transaction regarding the registrant, either completed or proposed; or the type of audit opinion that might be rendered on the registrant's financial statements; or (II) any matter regarding the registrant that was either the subject of a disagreement or reportable event.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits:

	Exhibit 16.1	Letter from Margolies, Fink and Wichrowski

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL MONITORING AND TESTING CORPORATION

By /s/ Dan Lee
Dan Lee, President

Date: November 15, 2004